Exhibit 10.20

THIRD AMENDMENT

TO

PURCHASE AND SALE CONTRACT

            This Third Amendment to Purchase and Sale Contract (“Amendment”) is made and entered into effective as of August 22, 2008, by and between ORP THREE L.L.C., a Maryland limited liability company (“Seller”), and NIGHTHAWK PROPERTIES, LLC, a Minnesota limited liability company, and OSPREY PROPERTIES LIMITED PARTNERSHIP, LLLP, a Minnesota limited liability limited partnership (collectively, “Purchaser”).

BACKGROUND

            Seller and Purchaser entered into a  Purchase and Sale Contract dated August 12, 2008, as amended by a First Amendment to Purchase and Sale Contract dated August 15, 2008 and a Second Amendment to Contract dated August 20, 2008 (collectively, the “Purchase Contract”).  Under the Purchase Contract, Seller agrees to sell to Purchaser certain real estate legally described in the Purchase Contract, located in the City of Burnsville, Dakota County, Minnesota, known as the Raven Hill Apartments (the “Property”).  Capitalized terms not defined herein, shall have the same meaning given such terms in the Purchase Contract.

            Purchaser and Seller wish to modify and amend the Purchase Contract to (a) provide a credit to Purchaser in exchange for a release of Seller by Purchaser of liability for two (2) underground storage tanks on the Property, (b) amend the Closing Date, (c) provide for a termination of the Feasibility Period and (d) provide for the termination of certain Property Contracts.

AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.                  Credit for UST Removal.  At Closing, Seller shall grant Purchaser a credit against the Purchase Price in the amount of $150,000 to compensate Purchaser for the expenses of removing and replacing the existing underground storage tanks.  Purchaser agrees that (a) such credit of $150,000 shall constitute full payment, satisfaction, discharge and release of and from all matters relating to the underground storage tanks at the Property and (b) Seller shall have no liability or obligation to Purchaser or any third parties with respect to (and Purchaser hereby releases Seller from any and all liabilities and claims with respect to) any matter or claim relating to or arising out of the underground storage tanks, including any release or discharge of any oil or other hazardous substances from such underground storage tanks, any soil or groundwater contamination relating to the underground storage tanks, or any release or discharge therefrom.  Purchaser agrees to indemnify and defend Seller from, and to hold Seller harmless from, any and all liabilities, claims, causes of action and damages made or claimed by Purchaser or any third parties (including any governmental or quasi-governmental authorities) relating to the underground storage tanks or any discharge of any oil or other hazardous substances from such underground storage tanks, excluding, however, any such liabilities, claims, causes of action and damages which the Seller has actual knowledge of and Purchaser does not have actual knowledge of as of the date hereof.  This indemnity and release shall survive Closing.

2.                  Closing Date.   The words “August 29, 2008” in Section 5.1 (referring to the Closing Date) are hereby deleted and replaced with “September 23, 2008”.

3.                  Termination of Feasibility Period.  Purchaser hereby waives its termination right pursuant to Section 3.2 of the Purchase and Sale Contract dated August 12, 2008 between Seller and Purchaser.

4.                  Property Contracts Notice. Pursuant to Section 3.6 of the Purchase Contract, the Purchaser hereby provides notice to the Seller that it requires that all Property Contacts, except the Laundry Lease, be terminated at Closing and Seller hereby acknowledges that this Section 4 constitutes the Property Contracts Notice required under Section 3.6 of the Purchase Contract to effectuate such termination requirement for Closing.

5.                  Ratification.  Except as modified by this Amendment, the Purchase Contract is hereby ratified and confirmed in all respects.

6.                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which together with constitute one instrument. This Amendment shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts.  This Amendment may be executed by facsimile or pdf signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

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IN WITNESS WHEREOF, to evidence their agreement to the foregoing, the parties have duly executed this Amendment effective as of the date first indicated above.

                                                SELLER:

ORP THREE L.L.C.,

a Maryland limited liability company

By:       ORP CORPORATION III,

            a Maryland corporation

Its:       Managing Member

By: /s/Michael J. Horbrook

            Name:  Michael J. Horbrook

Its: Senior Vice President

PURCHASER:

NIGHTHAWK PROPERTIES, LLC,

a Minnesota limited liability company

By:  /s/James R. Riley

Name:  James R. Riley

Its:  President

OSPREY PROPERTIES LIMITED

PARTNERSHIP, LLLP,

a Minnesota limited liability limited partnership

By:       Riley Family Corporation,

            its General Partner

By:  /s/James R. Riley

Name:  James R. Riley

Its:  President